Execution Copy

Exhibit 10.4

Schedule 5.2

     Provide Administrative Agent, and in the case of documents to be delivered monthly or annually, to the Agents, with each of the documents set forth below at the following times in form satisfactory to Agents (and if so requested by Administrative Agent, with copies for each Lender):

Weekly, provided, however, that if, at any time, Excess Availability shall be in an amount less than $1,500,000, the documents identified in (a), (b) and (c) shall be provided on a daily basis until such time as Excess Availability shall be in an amount equal to or in excess of $1,500,000

     (a) an Account roll-forward with supporting details supplied from sales journals, collection journals, credit registers and any other records,

     (b) notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Borrower’s and its Subsidiaries’ Accounts, and

     (c) copies of invoices together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos in excess of an amount determined in the sole discretion of Agents, from time to time, and

     (d) a detailed report of all Investments made by Borrower to any of its Subsidiaries during the prior week.

Each Monthly Period (no later than the 10th Business Day after the start of such Monthly Period)

     (e) a Borrowing Base Certificate,

     (f) a detailed aging, by total, of Borrower’s Accounts, together with a reconciliation and supporting documentation for any reconciling items noted (delivered electronically in an acceptable format, if Borrower has implemented electronic reporting),

     (g) a detailed calculation of those Accounts that are not eligible for the Borrowing Base, if Borrower has not implemented electronic reporting,

     (h) a report in form and substance satisfactory to Agents and certified by Borrower as being accurate and complete listing all Accounts relating to Government Contracts as of such date, which shall include the amount and age of each such Account, showing separately those which are more than 30, 60, 90 or 120 days old (delivered electronically in an acceptable format, if Borrower has implemented electronic reporting) and a description of all Liens, set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered in the previous month,

     (i) Inventory system/perpetual reports specifying the cost and the wholesale market value of Borrower’s and its Subsidiaries’ Inventory, by category, with additional detail showing additions to and deletions therefrom (delivered electronically in an acceptable format, if Borrower has implemented electronic reporting),

     (j) a detailed Inventory system/perpetual report together with a reconciliation to Borrower’s general ledger accounts (delivered electronically in an acceptable format, if Borrower has implemented electronic reporting),

     (k) a detailed calculation of Inventory categories that are not eligible for the Borrowing Base, if Borrower has not implemented electronic reporting,

     (l) a summary aging, by vendor, of Borrower’s and its Subsidiaries’ accounts payable and any book overdraft (delivered electronically in an acceptable format, if Borrower has implemented electronic reporting) and an aging, by vendor, of any held checks,

     (m) certified copies of tax receipts evidencing such payment by Borrower of its taxes, including real estate and ad valorem taxes,

     (n) a detailed report of Borrower’s and its Subsidiaries’ backlog,

     (o) a detailed report regarding Borrower’s and its Subsidiaries’ cash and Cash Equivalents, including an indication of which amounts constitute Qualified Cash, and

     (p) a monthly Account roll-forward, in a format acceptable to Agents in their discretion, tied to the beginning and ending account receivable balances of Borrower’s general ledger.

Each Monthly Period (on the last Business Day of such Monthly Period)

     (q) a reconciliation of Accounts, trade accounts payable, and Inventory of Borrower’s general ledger accounts to its monthly financial statements including any book reserves related to each category, in each case with respect to the prior Monthly Period.

Annually

     (r) a detailed list of Borrower’s and its Subsidiaries’ customers, with address and contact information.

     (s) a physical Inventory.

Upon request by any Agent

     (t) copies of purchase orders and invoices for Inventory acquired by Borrower or its Subsidiaries, and

     (u) such other reports as to the Collateral or the financial condition of Borrower and its Subsidiaries, as any Agent may reasonably request.